Exhibit 99

Acadia Healthcare Reports First Quarter Revenue of $742.2 Million, EPS of $0.58 and Adjusted EPS of $0.52

U.S. Same Facility Revenue Grows 6.1%

Adjusts 2018 Financial Guidance for Additional Expected Benefit from Tax Reform

FRANKLIN, Tenn.--(BUSINESS WIRE)--May 1, 2018--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the first quarter ended March 31, 2018. Revenue increased 9.3% for the quarter to $742.2 million from $679.2 million for the first quarter of 2017. Net income attributable to Acadia stockholders was $50.8 million, or $0.58 per diluted share, for the first quarter of 2018 compared with $35.0 million, or $0.40 per diluted share, for the first quarter of 2017. Results for the first quarter of 2018 include a decrease in the provision for income taxes of $10.5 million primarily related to a change in the tax treatment of foreign earnings received in 2017 as more information became available about the transition tax rules of the Tax Cuts and Jobs Act of 2017 (“Tax Act”). In addition, results for the quarter include a benefit of $0.03 per diluted share from a reduction in the tax rate to 16% from the anticipated 21%. This change is primarily attributable to the accounting treatment allowing the Company to recognize the future benefit of the disallowed interest expense under the Tax Act in 2018. The Company will continue to assess the impact of the Tax Act on its business and consolidated financial statements. Adjusted income from continuing operations attributable to Acadia stockholders per diluted share (“adjusted EPS”) was $0.52 for the first quarter of 2018, a 13.0% increase from $0.46 for the first quarter of 2017, which excludes the impact of the tax benefit of $10.5 million and debt extinguishment costs of $0.9 million for the first quarter of 2018 and transaction-related expenses of $4.8 million and $4.1 million for the first quarter of 2018 and 2017, respectively. A reconciliation of all non-GAAP financial results in this release appears beginning on page 8.

“We produced a good start to 2018 with our first quarter financial and operating results,” said Joey Jacobs, Chairman and Chief Executive Officer of Acadia. “Our U.S. same facility revenue was in the range we anticipated, and our U.K. operations produced a rebound in same facility revenue for the quarter, both of which led to improved same facility margin. This growth was supported by 57 beds added to existing facilities during the first quarter. We also opened a new 64-bed facility, bringing total beds added for the quarter to 121. We continue to plan the addition of more than 800 beds to existing and new facilities during 2018.”

The Company’s total same facility revenue increased 5.6% for the first quarter of 2018 compared with the first quarter of 2017, including a 2.0% increase in patient days and a 3.5% increase in revenue per patient day. Total same facility EBITDA margin rose 30 basis points to 24.2%. U.S. same facility revenue rose 6.1%, on a 2.0% increase in patient days and a 4.0% increase in revenue per patient day. U.S. same facility EBITDA margin increased 30 basis points to 26.3%. U.K. same facility revenue grew 4.6% for the first quarter of 2018 from the first quarter last year, including a 1.9% increase in patient days and a 2.6% increase in revenue per patient day. U.K. same facility EBITDA margin rose 30 basis points to 20.3%.

Acadia’s consolidated adjusted EBITDA for the first quarter of 2018 was $145.7 million, up 6.9% from $136.4 million for the first quarter of 2017.

Acadia today revised its financial guidance for 2018, primarily due to additional information becoming available about the Tax Act, as follows:

  Revenue for 2018 in a range of $3.04 billion to $3.08 billion;
  Adjusted EBITDA for 2018 in a range of $637 million to $644 million;
  Adjusted earnings per diluted share for 2018 in a range of $2.58 to $2.62; and
  An exchange rate of $1.35 per British Pound Sterling and a tax rate of approximately 16%.

The Company’s guidance does not include the impact of any future acquisitions or transaction-related expenses.

EBITDA is defined as net income adjusted for net income (loss) attributable to noncontrolling interests, (benefit from) provision for income taxes, net interest expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for equity-based compensation expense, transaction-related expenses and debt extinguishment costs. Adjusted income is defined as net income adjusted for transaction-related expenses, tax reform impact, debt extinguishment costs and income tax effect of adjustments to income.

Acadia will hold a conference call to discuss its first quarter financial results at 9:00 a.m. Eastern Time on Wednesday, May 2, 2018. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available through May 15, 2018.

Risk Factors

This news release contains forward-looking statements. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) potential difficulties operating our business in light of political and economic instability in the U.K. and globally following the referendum in the U.K. on June 23, 2016, in which voters approved an exit from the European Union, or Brexit; (ii) the impact of fluctuations in foreign exchange rates, including the devaluation of the British Pound Sterling (GBP) relative to the U.S. Dollar (USD) following the Brexit vote; (iii) Acadia’s ability to complete acquisitions and successfully integrate the operations of acquired facilities; (iv) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (v) potential reductions in payments received by Acadia from government and third-party payors; (vi) the occurrence of patient incidents, governmental investigations and adverse regulatory actions, which could adversely affect the price of our common stock and result in substantial payments and incremental regulatory burdens; (vii) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (viii) potential operating difficulties, labor costs, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategy. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

About Acadia

Acadia is a provider of behavioral healthcare services. At March 31, 2018, Acadia operated a network of 584 behavioral healthcare facilities with approximately 17,800 beds in 40 states, the United Kingdom and Puerto Rico. Acadia provides behavioral health and addiction services to its patients in a variety of settings, including inpatient psychiatric hospitals, specialty treatment facilities, residential treatment centers and outpatient clinics.

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2018	2017
	(In thousands, except per share amounts)

Revenue before provision for doubtful accounts	$742,241	$689,341
Provision for doubtful accounts	-	(10,147)
Revenue	742,241	679,194

Salaries, wages and benefits (including equity-based compensation expense of $6,919, and $7,396, respectively)	411,528	376,421
Professional fees	54,018	43,409
Supplies	29,364	27,709
Rents and leases	20,288	18,971
Other operating expenses	88,231	83,711
Depreciation and amortization	39,773	33,613
Interest expense, net	45,243	42,757
Debt extinguishment costs	940	-
Transaction-related expenses	4,768	4,119
Total expenses	694,153	630,710
Income before income taxes	48,088	48,484
(Benefit from) provision for income taxes	(2,786)	13,711
Net income	50,874	34,773
Net (income) loss attributable to noncontrolling interests	(55)	185
Net income attributable to Acadia Healthcare Company, Inc.	$50,819	$34,958

Earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Basic	$0.58	$0.40
Diluted	$0.58	$0.40

Weighted-average shares outstanding:
Basic	87,121	86,762
Diluted	87,294	86,908

Acadia Healthcare Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
	2018	2017
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$57,808	$67,290
Accounts receivable, net	325,148	296,925
Other current assets	120,937	107,335
Total current assets	503,893	471,550
Property and equipment, net	3,151,529	3,048,130
Goodwill	2,779,401	2,751,174
Intangible assets, net	91,036	87,348
Deferred tax assets	3,698	3,731
Derivative instrument assets	-	12,997
Other assets	55,172	49,572
Total assets	$6,584,729	$6,424,502

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$33,830	$34,830
Accounts payable	122,430	102,299
Accrued salaries and benefits	104,908	99,047
Other accrued liabilities	128,473	141,213
Total current liabilities	389,641	377,389
Long-term debt	3,208,088	3,205,058
Deferred tax liabilities	76,930	80,333
Derivative instrument liabilities	15,160	-
Other liabilities	168,633	166,434
Total liabilities	3,858,452	3,829,214
Redeemable noncontrolling interests	24,658	22,417
Equity:
Common stock	873	871
Additional paid-in capital	2,522,745	2,517,545
Accumulated other comprehensive loss	(301,391)	(374,118)
Retained earnings	479,392	428,573
Total equity	2,701,619	2,572,871
Total liabilities and equity	$6,584,729	$6,424,502

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2018	2017
	(In thousands)
Operating activities:
Net income	$50,874	$34,773
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	39,773	33,613
Amortization of debt issuance costs	2,525	2,396
Equity-based compensation expense	6,919	7,396
Deferred income tax expense	1,897	2,007
Debt extinguishment costs	940	-
Other	1,043	3,825
Change in operating assets and liabilities:
Accounts receivable, net	(18,793)	(12,459)
Other current assets	(13,216)	5,886
Other assets	(1,268)	(1,710)
Accounts payable and other accrued liabilities	(3,368)	(16,993)
Accrued salaries and benefits	4,802	(3,437)
Other liabilities	509	2,142
Net cash provided by continuing operating activities	72,637	57,439
Net cash used in discontinued operating activities	(287)	(425)
Net cash provided by operating activities	72,350	57,014

Investing activities:
Cash paid for capital expenditures	(70,327)	(50,549)
Cash paid for real estate acquisitions	(4,293)	(2,495)
Other	(4,066)	(5,051)
Net cash used in investing activities	(78,686)	(58,095)

Financing activities:
Principal payments on long-term debt	-	(8,638)
Common stock withheld for minimum statutory taxes, net	(2,030)	(4,234)
Other	(2,704)	(865)
Net cash used in financing activities	(4,734)	(13,737)

Effect of exchange rate changes on cash	1,588	842

Net decrease in cash and cash equivalents	(9,482)	(13,976)
Cash and cash equivalents at beginning of the period	67,290	57,063
Cash and cash equivalents at end of the period	$57,808	$43,087

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited, Revenue in thousands)

	Three Months Ended March 31,
	2018	2017	% Change
Same Facility Results (a,d)
Revenue	$709,604	$672,115	5.6%
Patient Days	1,098,294	1,076,918	2.0%
Admissions	40,970	40,255	1.8%
Average Length of Stay (b)	26.8	26.8	0.2%
Revenue per Patient Day	$646	$624	3.5%
EBITDA margin	24.2%	23.9%	30 bps

U.S. Same Facility Results (a)
Revenue	$458,723	$432,286	6.1%
Patient Days	609,300	597,264	2.0%
Admissions	38,545	37,908	1.7%
Average Length of Stay (b)	15.8	15.8	0.3%
Revenue per Patient Day	$753	$724	4.0%
EBITDA margin	26.3%	26.0%	30 bps

U.K. Same Facility Results (a,d)
Revenue	$250,881	$239,829	4.6%
Patient Days	488,994	479,654	1.9%
Admissions	2,425	2,347	3.3%
Average Length of Stay (b)	201.6	204.4	-1.3%
Revenue per Patient Day	$513	$500	2.6%
EBITDA margin	20.3%	20.0%	30 bps

U.S. Facility Results (c)
Revenue	$462,405	$439,898	5.1%
Patient Days	612,889	600,452	2.1%
Admissions	38,932	37,971	2.5%
Average Length of Stay (b)	15.7	15.8	-0.4%
Revenue per Patient Day	$754	$733	3.0%
EBITDA margin	25.3%	25.5%	-20 bps

U.K. Facility Results (c,d)
Revenue	$279,836	$268,505	4.2%
Patient Days	665,571	671,720	-0.9%
Admissions	2,762	2,702	2.2%
Average Length of Stay (b)	241.0	248.6	-3.1%
Revenue per Patient Day	$420	$400	5.2%
EBITDA margin	18.3%	18.5%	-20 bps

Total Facility Results (c,d)
Revenue	$742,241	$708,403	4.8%
Patient Days	1,278,460	1,272,172	0.5%
Admissions	41,694	40,673	2.5%
Average Length of Stay (b)	30.7	31.3	-2.0%
Revenue per Patient Day	$581	$557	4.3%
EBITDA margin	22.7%	22.9%	-20 bps

(a) Same-facility results for the periods presented exclude the elderly care division of our U.K. operations and other closed services.
(b) Average length of stay is defined as patient days divided by admissions.
(c) Total Facility results for the periods presented exclude certain closed services.
(d) Revenue and revenue per patient day for the three months ended March 31, 2017 is adjusted to reflect the foreign currency exchange rate for the comparable periods of 2018 in order to eliminate the effect of changes in the exchange rate. The exchange rate used in the adjusted revenue and revenue per patient day amounts for the three months ended March 31, 2017 is 1.39.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,
	2018	2017
	(in thousands)

Net income attributable to Acadia Healthcare Company, Inc.	$50,819	$34,958
Net income (loss) attributable to noncontrolling interests	55	(185)
(Benefit from) provision for income taxes	(2,786)	13,711
Interest expense, net	45,243	42,757
Depreciation and amortization	39,773	33,613
EBITDA	133,104	124,854

Adjustments:
Equity-based compensation expense (a)	6,919	7,396
Transaction-related expenses (b)	4,768	4,119
Debt extinguishment costs (c)	940	-
Adjusted EBITDA	$145,731	$136,369

See footnotes on page 10.

Acadia Healthcare Company, Inc.
Reconciliation of Adjusted Income Attributable to Acadia Healthcare Company, Inc. to
Net Income Attributable to Acadia Healthcare Company, Inc.
(Unaudited)

	Three Months Ended March 31,
	2018	2017
	(in thousands, except per share amounts)

Net income attributable to Acadia Healthcare Company, Inc.	$50,819	$34,958

Adjustments to income:
Transaction-related expenses (b)	4,768	4,119
Tax reform impact (d)	(10,472)	-
Debt extinguishment costs (c)	940	-
Income tax effect of adjustments to income (e)	(861)	799
Adjusted income attributable to Acadia Healthcare Company, Inc.	$45,194	$39,876

Weighted-average shares outstanding - diluted	87,294	86,908

Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share	$0.52	$0.46

See footnotes on page 10.

Acadia Healthcare Company, Inc.
Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, and Adjusted income, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net income adjusted for net income (loss) attributable to noncontrolling interests, (benefit from) provision for income taxes, net interest expense and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, transaction-related expenses and debt extinguishment costs. We define Adjusted income as net income adjusted for transaction-related expenses, tax reform impact, debt extinguishment costs and income tax effect of adjustments to income.

EBITDA, Adjusted EBITDA, and Adjusted income are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA, and Adjusted income are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA, and Adjusted income may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, and Adjusted income in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA, and Adjusted income when reporting their results. Our presentation of EBITDA, Adjusted EBITDA, and Adjusted income should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The Company is not able to provide a reconciliation of projected Adjusted EBITDA and adjusted earnings per diluted share, where provided, to expected results due to the unknown effect, timing and potential significance of transaction-related expenses and the tax effect of such expenses.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents transaction-related expenses incurred by Acadia related to acquisitions and integration efforts.

(c) Represents debt extinguishment costs recorded in connection with the Amended and Restated Credit Agreement, including the discount and write-off of deferred financing costs.

(d) Represents tax benefit related to a change in the Company’s provisional amounts recorded at December 31, 2017 related to the enactment of the Tax Cuts and Jobs Act.

(e) Represents the income tax effect of adjustments to income based on tax rates of 15.9% and 24.5% for the three months ended March 31, 2018 and 2017, respectively.

CONTACT:
Acadia Healthcare Company, Inc.
Gretchen Hommrich, 615-861-6000
Director, Investor Relations